Exhibit 2.1

CONTRIBUTION AND EXCHANGE AGREEMENT

THIS CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2023 by and between I-ON Digital Corp., a Delaware corporation (“ION”), and Orebits Acquisition Group, LLC, a Wyoming limited liability company (“OAG”).

RECITALS

A. OAG owns 910,000 shares of common stock, par value $0.00001 per share, of Orebits Corp., a Delaware corporation (“Orebits” and such shares, the “Orebits Shares”).

B. OAG wishes to contribute the Orebits Shares to ION solely in exchange for 910,000 shares of Series C Preferred Stock of ION (the “Series C Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

AGREEMENT

The parties hereto agree as follows:

Section 1. Authorization of Series C Shares. Prior to the Closing, ION shall have authorized the issuance of the Series C Shares in accordance with the terms hereof in exchange for the Orebits Shares and filed a Certificate of Designation with the Secretary of State of Delaware setting forth the rights, preferences and privileges of the Series C Shares (the “Certificate of Designations”).

Section 2. Contribution and Exchange Transaction.

(a) At the Closing, OAG shall contribute all of the Orebits Shares to ION, free and clear of all liens (other than any restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws or liens created by or resulting from actions of ION), solely in exchange for the Series C Shares.

(b) By accepting the Series C Shares and effective as of the Closing, OAG hereby agrees that the Series C Shares issued hereunder will be subject to the restrictions and obligations (including with respect to transfer) applicable thereto contained in and pursuant to the Certificate of Designations, the Bylaws of ION and the Securities Act. If requested by ION, OAG shall execute any additional documentation as necessary to evidence the foregoing.

(c) The Series C Shares shall not be certificated unless otherwise determined by the Board. If the Series C Shares becomes evidenced by certificates, ION will retain such certificates on behalf of the record holders of the Series C Shares.

(d) ION’s obligation to issue the Series C Shares shall be conditioned in all respects on the satisfaction of the conditions set forth in Section 6 of this Agreement.

Section 3. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place not more than three (3) business days following the satisfaction or waiver of all conditions to closing set forth in Section 6 or Section 7 of this Agreement. The Closing shall take place at ION’s corporate offices, or at such other place mutually agreed upon between the parties and shall be deemed effective as of 12:01 a.m. Central Time on the date of the Closing.

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Section 4. OAG Representations and Warranties. As an inducement to ION to enter into this Agreement, on the date hereof and as of the Closing, OAG hereby represents and warrants to ION that:

(a) the Series C Shares will be received for OAG’s own account and not with a view to, or an intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Series C Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b) OAG is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Series C Shares;

(c) OAG is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(d) OAG is able to bear the economic risk of OAG’s investment in the Series C Shares for an indefinite period of time because the Series C Shares have not been registered under the Securities Act or applicable state securities laws and are subject to substantial restrictions on sale and transfer;

(e) OAG has had an opportunity to ask questions and receive reasonably sufficient answers concerning the terms and conditions of the Series C Shares and has had full access to information concerning ION and its Subsidiaries as OAG has reasonably requested;

(f) OAG has received and carefully reviewed copies of this Agreement and the documents contemplated hereby, including the schedules and exhibits thereto (collectively, the “Transaction Documents”), is familiar with the transactions contemplated hereby and thereby and fully understands the terms and conditions of the Transaction Documents;

(g) OAG has been given ample opportunity to consult, and has consulted, with independent tax, legal, accounting and other advisors and counsel regarding OAG’s rights and obligations under the Transaction Documents and intends for such terms to be binding upon and enforceable against OAG, all of which are hereby voluntarily and willingly agreed to by OAG;

(h) OAG has full power and authority and legal capacity to execute and deliver each Transaction Document to which OAG is a party;

(i) each Transaction Document to which OAG is or will be a party has been or will be duly executed and delivered by OAG and constitutes or will constitute the legal, valid and binding obligation of OAG, enforceable in accordance with its terms, except as the enforceability hereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and as limited by the availability of specific performance and other equitable remedies or applicable equitable principles (whether considered in a proceeding at law or in equity);

(j) the execution, delivery and performance by OAG of each Transaction Document to which OAG is a party do not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which OAG is a party or any judgment, order or decree to which OAG is subject; and

(k) OAG is not a party to or bound by any agreement that would in any way prohibit, impede or adversely affect OAG’s ability to perform under any of the Transaction Documents to which OAG is a party or the rights and obligations set forth herein.

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Section 5. ION Representations and Warranties. As an inducement to ION to enter into this Agreement, on the date hereof and as of the Closing, OAG hereby represents and warrants to ION that:

(a) ION is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Series C Shares being issued to OAG hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the OAG shares contributed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance of the Series C Shares is not subject to the preemptive rights of any stockholders or other person or entity.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of ION is required in connection with the consummation of the transactions contemplated by this Agreement.

(d) ION is not in violation or default of any provision of its organizational documents, or in any material respect of any instrument, judgment, order, writ, decree, privacy policy or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to ION (including, without limitation, those related to privacy, personally identifiable information or export control). The execution, delivery and performance of this Agreement, and the consummation of the transaction contemplated hereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of ION or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to ION, its business or operations or any of its assets or properties.

Section 6. Conditions to ION’s Obligation to Issue Series C Shares. ION’s obligation to issue the Series C Shares to OAG pursuant to this Agreement on the Closing Date is conditioned upon the completion or waiver of each of the following:

(a) Representations and Warranties; Covenants. The representations and warranties of OAG contained in this Agreement shall be true, correct and complete in all respects, at and as of the date hereof and as of the Closing Date, as if made at and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date).

(b) Covenants. All covenants and agreements of ION required to be performed on or before the Closing Date shall have been performed in all material respects.

(c) Officer’s Certificate. A certificate certifying compliance with the obligations set forth in Sections 6(a) and 6(b) shall have been executed by an officer of OAG and delivered to ION.

(d) Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

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Section 7. Conditions to OAG’s Obligation to Contribute the Orebits Shares. OAG’s obligation to contribute the Orebits Shares at Closing is conditioned upon the completion or waiver of each of the following:

(a) Representations and Warranties. The representations and warranties of ION contained in this Agreement shall be true, correct and complete in all respects, at and as of the date hereof and as of the Closing Date, as if made at and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (which shall be true and correct as of such date).

(b) Covenants. All covenants and agreements of ION required to be performed on or before the Closing Date shall have been performed in all material respects.

(c) Officer’s Certificate. A certificate certifying compliance with the obligations set forth in Sections 7(a) and 7(b) shall have been executed by an officer of ION and delivered to OAG.

(d) Certificate of Designation. The Certificate of Designation shall have been filed with the Secretary of State of Delaware.

(e) OAG Audit. An audit of the combined pro forma assets and liabilities of ION and OAG shall have been completed.

(f) Laws and Regulations; Consents and Approvals. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

Section 8. Termination of Agreement; Effects.

(a) This Agreement may be terminated at any time prior to the Closing only:

(i) by the mutual written consent of ION and OAG;

(ii) by either party, if the Closing has not occurred on or before March 31, 2024 (the “Outside Closing Date”); provided, however that neither ION, on the one hand, nor OAG, on the other hand, will be entitled to terminate this Agreement pursuant to this Section 8(a)(ii) if such party’s breach of any provision of this Agreement has prevented the fulfillment of any closing condition set forth in Section 6 or Section 7 or the consummation of the transactions contemplated herein prior to the Outside Closing Date;

(iii) by ION or OAG if there shall be any order of a governmental authority in effect that shall have become final and non appealable and that enjoins, restrains, prevents or prohibits or makes illegal the consummation of the transaction;

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(iv) by ION, if OAG has materially breached any of OAG’s material representations, warranties, covenants or other obligations hereunder, and such breach is not cured within fifteen (15) business days after written notice thereof from ION (except no cure period shall be provided for a breach that by its nature cannot be cured), unless ION is then in material breach hereunder; or

(v) by OAG, if ION has materially breached any of ION’s material representations, warranties, covenants or other obligations hereunder, and such breach is not cured within fifteen (15) business days after written notice hereof from OAG (except no cure period shall be provided for a breach that by its nature cannot be cured), unless OAG is then in material breach hereunder.

(b) Effects of Termination. In the event that this Agreement is terminated pursuant to Section 8(a), this Agreement shall become void and there shall be no liability on the part of ION or OAG or their respective members, officers, managers or representatives, except that Section 8 and Section 9 of this Agreement shall survive such termination.

Section 9. General Provisions.

(a) Notices. All notices, waivers or other communications required or permitted hereunder shall be in writing and will be deemed to have been duly given only if emailed, mailed or delivered to a party hereto at the applicable address or email address set forth below (or such other addresses or with such other copies as are specified in writing by the parties hereto):

If to OAG, to:

Orebits Acquisition Group, LLC

[***********]

[***********]

Attention: Carlos X. Montoya

Email: [********]

If to ION, to:

I-ON Digital Corp.

1244 N. Stone Street, Unit #3

Chicago, IL 60610

Attention: Ken Park

Email: [********]

Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, upon the earlier of written confirmation of receipt and three days after deposit in the U.S. mail.

(b) Expenses. Each of ION and OAG will pay their own respective costs and expenses incurred in connection with the negotiation and execution of the Transaction Documents.

(c) Complete Agreement. The Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including any summary of proposed equity structure and any proposed terms provided to OAG by any Investor or any Affiliate thereof). It is understood and agreed that the Longshore Unitholders are intended third-party beneficiaries of this Agreement and entitled to enforce the terms hereof.

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(d) Amendment and Waiver. Except as otherwise provided herein, the provisions of this Agreement may be amended only in a writing signed by ION and OAG. Any failure to comply with any obligation, condition or covenant hereunder may be waived only by a written instrument signed by the party granting such waiver. No other course of dealing between ION and OAG or any delay in exercising any rights hereunder or under the Transaction Documents shall operate as a waiver of any rights thereof.

(e) Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the parties’ successors and permitted assigns. OAG shall not assign its rights or obligations hereunder (in whole or in part) to any Person without the prior written consent of ION.

(f) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i) This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rule that would result in the application of the laws of a different jurisdiction. To the extent permitted by law, each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any state court sitting in the State of Delaware or United States federal court sitting in Wilmington, Delaware, over any suit, action or other proceeding brought by any party arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

(ii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(g) Construction; Determinations; Severability. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement unless otherwise noted. Any determination made by the Board hereunder or under the Transaction Documents shall be final, conclusive and binding upon the parties hereto. The descriptive headings of the sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement. The recitals hereto are hereby incorporated into this Agreement in their entirety. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(h) Effectiveness. This Agreement will become effective only if the Closing under the Purchase Agreement occurs. If the Purchase Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the parties hereto shall have no rights, liabilities or obligations whatsoever hereunder.

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The parties hereto have executed this Contribution and Exchange Agreement as of the date first above written.

I-ON DIGITAL CORP.

By:	/s/ Ken Park
Name:	Ken Park
Title:	Authorized Signatory

OREBITS ACQUISITION GROUP, LLC

By:	/s/ Carlos X. Montoya
Name:	Carlos X. Montoya
Title:	Manager

Signature Page to Contribution and Exchange Agreement